Registration  No.   33-



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          KINETIC CONCEPTS, INC.
       (Exact name of issuer as specified in its charter)

             TEXAS                                   74-2048057
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)

              8023 Vantage Drive, San Antonio, Texas  78230
 (Address of principal executive offices)             (Zip Code)

                  1997 Employee Stock Purchase Plan
                    (Full title of the plan)

                              With a copy to:
Raymond R. Hannigan                      Dennis E. Noll, Esq.
President and Chief Executive            Senior Vice President and General
Officer                                  Cousel
KINETIC CONCEPTS, INC.                   KINETIC CONCEPTS, INC.
8023 Vantage Drive                       8023 Vantage Drive
San Antonio, Texas  78230                San Antonio, Texas 78230
(210) 524-9000                           (210) 524-9000
(Name, address and telephone number,
           including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

Title of                       Proposed           Proposed
Securities     Amount          Maximum            Maximum       Amount of
to be          to be           Offering Price     Aggregate     Registration
Registered     Registered (1)  Per Share (2)      Offering        Fee
                                                    Price
---------------------------------------------------------------------------
Common Stock,  200,000         $14.50            $2,900,000      $878.79
par value      shares
$.001
per share

(1) These 200,000 shares of common stock are registered hereby to be issued in connection with the Plan, plus such indeterminate number of additional shares of common stock as may be issuable by reason of the operation of the anti-dilution provisions of the Plan.

(2) In accordance with Rule 457(h), the Proposed Maximum Offering Price Per Share is $14.50, which is the closing sale price reported on the Nasdaq National Market on March 21, 1997, which is the price used solely for the purpose of calculating the registration fee.

                             PART II

Item 3.  Incorporation of Documents by Reference.

      The  following  documents filed  with  the  Securities  and
Exchange Commission (the "Commission") by Kinetic Concepts, Inc.,
a   Texas  corporation  (the  "Company"  or  "Registrant"),   are
incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission on March 28, 1997.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 filed with the Commission on May 13, 1996.

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 filed with the Commission on August 13, 1996.

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 filed with the Commission on November 14, 1996.


      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

      (c)  See "Description of Capital Stock" and the sub-caption
"Common  Stock" on page 48 of the Company's Form S-3 Registration
Statement  No. 33-63957 filed with the Commission on January  24,
1996, and incorporated herein by reference.

Item 4.  Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the Common Stock being registered hereby has been passed upon for the Company by Dennis E. Noll, Esq., Senior Vice President, General Counsel and Secretary of the Company. Mr. Noll owns 11,500 shares of the common stock, par value $.001 per share ("Common Stock"), of the Company and holds other options to acquire an additional 165,700 shares of the Common Stock under the Company's stock option plans.

Item 6. Indemnification of Directors and Officers.

      Article 2.02-1 of the Texas Business Corporation Act (the "Act") empowers a Texas corporation to indemnify any person who was, is, or is threatened to be made, a named defendant or respondent to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, because the person is or was a director of such corporation, and any person who, while serving as a director of such corporation, was serving at the request of such corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or enterprise. This indemnity may include judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification of a director is not permitted if the person is found liable for willful and intentional misconduct in the performance of his duty to the corporation, is found to be liable on the basis of the receipt of an improper benefit or is found liable to the corporation. A Texas corporation is also permitted to indemnify and advance expenses to officers, employees and agents who are not directors to such extent as may be provided by its articles of incorporation, bylaws, action of board of directors, a contract or required by common law. No indemnification shall be permitted if the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A Texas corporation is required to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named as a defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in defense of the proceeding.

      Article VIII of the Bylaws of the Company provides for indemnification of the directors and officers of the Company to the fullest extent permitted by law, as now in effect or later amended. Article VIII, Section I of the Bylaws provides that expenses incurred by a director or officer in defending a suit or other similar proceeding will be paid by the Company upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by the Company.

      The Company also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

      Additionally,  Article  Seven  of  the  Company's  Restated
Articles of Incorporation limits the liability of the Company's directors under certain circumstances. Article Seven states:

      A Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a director, except for liability for (a) a breach of the Director's duty of loyalty to the Corporation or its shareholders, (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office, (d) an act or omission for which the liability of the Director is expressly provided for by statute, or (e) an act related to an unlawful stock repurchase or payment of a dividend.

      If the Act hereafter is amended to authorize further elimination of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on the personal liability provided herein, shall be limited to the fullest extent permitted by the Act as amended. Any repeal or modification of this Article Seven by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director at the time of such repeal or modification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

      4.1   Restated Articles of Incorporation of the  Registrant
(filed  as Exhibit 3.2 to the Registrant's Registration Statement
on   Form  S-1  (Registration  No.  33-21353),  as  amended,  and incorporated herein by reference)

      4.2   Restated By-laws of the Registrant (filed as  Exhibit
3.3  to  the  Registrant's Registration  Statement  on  Form  S-1
(Registration No. 33-21353), as amended, and incorporated herein by reference)

      5.1 Opinion of Dennis E. Noll, Esq. as to the legality of the Common Stock being registered is attached hereto as Exhibit
5.1.

      23.1  Consent  of KPMG Peat Marwick is attached  hereto  as
Exhibit 23.1.

      23.2 Consent of Dennis E. Noll, Esq. is included in Exhibit
5.1 filed herewith.

      24.1 Powers of Attorney (included on pages 6-7 of this Registration Statement).

Item 9.   Undertakings.

     (a)  The Registrant undertakes the following:

          (1)   To  file,  during any period in which  offers  or
sales  are  being  made,  a  post-effective  amendment  to   this
Registration Statement:

               (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if this Registration Statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To  remove  from  registration  by  means  of   a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that the claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on February 28, 1997.

                              KINETIC CONCEPTS, INC.


                              By: //RAYMOND R. HANNIGAN//
                                  ----------------------------
                                  Raymond R. Hannigan
                                  President and Chief Executive
                                  Officer

                        POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS: That each person whose signature appears hereinbelow constitutes and appoints RAYMOND R. HANNIGAN, BIANCA A. RHODES and DENNIS E. NOLL, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933,
this  registration  statement  has  been  signed  below  by   the
following persons in the capacities and on the date indicated.


      Signature                  Name and Title           Date

//James R. Leininger, M.D.//     Chairman of the Board     February 28, 1997
-----------------------------
James R. Leininger, M.D.


//Raymond R. Hannigan//         Director, President and     February 28, 1997
----------------------------    Chief Executive Officer
Raymond R. Hannigan             (Principal Executive
                                Officer)

//Bianca A. Rhodes//            Senior Vice President,      February 28, 1997
----------------------------    Finance and Chief Financial
Bianca A. Rhodes                Officer
                                Principal Financial Officer
                                and Accounting Officer)


//Peter  A. Leininger, M.D.//   Director                    February 28, 1997
-----------------------------
Peter A. Leininger, M.D.


//Sam  A.  Brooks//             Director                    February  28, 1997
-----------------------------
Sam A. Brooks


//Frank  A.  Ehmann//           Director                    February  28, 1997
----------------------------
Frank A. Ehmann


//Bernhard T. Mittemeyer, M.D.//   Director                 February 28, 1997
-----------------------------
Bernhard T. Mittemeyer, M.D.


//Wendy  Lee Gramm, Ph.D.//      Director                   February 28, 1997
-----------------------------
Wendy Lee Gramm, PhD.




                          EXHIBIT INDEX


Exhibit
No.                    Description                       Page

4.1       Restated  Articles of Incorporation  of          *
          the Registrant (filed as Exhibit 3.2 to
          the Registrant's Registration Statement
          on   Form  S-1  (Registration  No.  33-
          21353),  as  amended, and  incorporated
          herein by reference)     *

4.2       Restated   By-laws  of  the  Registrant          *
          (filed   as   Exhibit   3.3   to    the
          Registrant's Registration Statement  on
          Form  S-1  (Registration No. 33-21353),
          as  amended, and incorporated herein by
          reference)

5.1       Opinion of Dennis E. Noll, Esq.  as  to         9-10
          the  legality of the Common Stock being
          registered   is  attached   hereto   as
          Exhibit 5.1.

23.1      Consent   of   KPMG  Peat  Marwick   is         11
          attached hereto as Exhibit 23.1.

23.2      Consent  of  Dennis E.  Noll,  Esq.  is          9-10
          included in Exhibit 5.1 filed herewith.

24.1      Powers of Attorney.                              6-7


* Not applicable